                                                                Exhibit 10(aa)


                                November 3, 1994


[Name of Employee]


Dear [Employee]:

         As an inducement for you to continue your employment by GENESCO Inc. (the "Company"), I am pleased to confirm to you the following pursuant to authorization of the compensation committee of the board of directors on November 3, 1994:

         1. If the Company terminates your employment prior to January 31, 1996 for any reason other than for Cause (as defined in paragraph 2 below), you will be entitled (i) to receive on the 20th of each month for a period of 365 days following the date of such termination (the "Severance Period") severance payments at a rate equal to your monthly base salary in effect immediately prior to the date on which a decision is made to terminate your employment (but not less than your monthly base salary as of the date of this agreement), reduced by the amount of any other compensation you may earn from other employment (including earnings from self-employment) during each month, and
(ii) to continue your and your dependents' health benefits under the Company's health insurance program (including the executive optional benefit plan) to the extent of the availability mandated by COBRA. In such event, until the earlier of your obtaining health insurance benefits from an entity other than the Company or the date which is 12 months after your termination without Cause, the Company will bear the cost of such health insurance under COBRA. You will certify to the Company each month as to whether you are engaged in other employment and the amount of compensation earned therefrom, and whether you are covered by health insurance benefits provided by an entity other than the Company. This severance arrangement is in lieu of any severance pay benefits you might otherwise be entitled to receive, including any benefits provided under the Company's Severance Pay Plan for Monthly-Paid Salaried Employees.

         2. The term "Cause" as used herein means (i) conviction of a felony, (ii) the incurrence of a mental or physical disability continuing for a period of 180 consecutive days which renders you unable to carry out your duties or responsibilities as an executive employee of the Company, whether by reason of accident, illness or otherwise, (iii) failure to make all reasonable efforts to follow the express lawful directives of the Company's board of directors, its chief executive officer or any executive to whom you report, (iv) violation of the Company's policies on ethical business conduct, (v) failure faithfully to perform your duties as an employee of the Company or (vi) intentional or grossly negligent misconduct by you injurious to the interest of the Company. "Cause" shall not include mere bad business judgment or any acts or omission, not covered by Items (i) through (v) above, reasonably believed by you in good faith to have been in or not opposed to the best interest of the Company.

         3. This agreement sets forth our entire agreement with respect to the matters covered herein (and supersedes our letter agreement dated ____________________, 199__.) However, this agreement does not supersede your employment agreement dated as of ____________________, 199___ (the "Employment Agreement") which has not become effective. This letter agreement and the obligation of the Company to you hereunder shall terminate in the event the Employment Agreement becomes effective upon a "change- in-control" as defined in such agreement.

         4. This agreement shall not be construed to limit in any way the Company's ability to terminate your employment at any time with or without cause or otherwise to change from time-to-time your duties, the location of your primary employment or any of the other terms and conditions of your employment.

         5. By entering into this agreement, you hereby covenant and agree that you will keep confidential and not appropriate any (i) trade and business secrets or other methods of the Company, (ii) information relating to the Company's customers and their business habits, (iii) personnel policies, (iv) business relations information or customer lists, (v) proprietary designs or specifications, (vi) financial or other performance data, (vii) pricing policies or strategies, (viii) any other proprietary or confidential information of the Company, whether or not obtained with the knowledge and permission of the Company or any subsidiary of the Company and whether or not developed, devised or otherwise created in whole or in part by your efforts.

         6. This agreement shall be construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be wholly performed within that State.

         7. No provision of this agreement may be modified or waived, unless such modification or waiver is agreed to in writing and is signed by you and another executive officer of the Company.

         8. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this agreement.

         Please confirm that the foregoing accurately sets forth our agreement by signing and returning to me the enclosed copy of this letter.

                                           Very truly yours,

                                           GENESCO INC.




                                           -------------------------------------
                                           David M. Chamberlain
                                           President and Chief Executive Officer

DMC:gb


CONFIRMED:


- ------------------------------------------

Date:
     -------------------------------------